UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 28, 2013

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices) (Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On June 28, 2013, Automotive Finance Canada Inc. (“AFCI”), a subsidiary of KAR Auction Services, Inc. (the “Company”), and the Company entered into a Second Amended and Restated Receivables Purchase Agreement (as amended, the “Receivables Purchase Agreement”), dated as of June 28, 2013, with BNY Trust Company of Canada, in its capacity as trustee of Precision Trust, a Canadian multi-seller conduit administered by BMO Nesbitt Burns Inc. (the “Trust”). Pursuant to the Receivables Purchase Agreement, AFCI sells undivided interests in certain eligible Canadian dollar denominated finance receivables to the Trust on a revolving basis.

The finance receivables sold and a cash reserve serve as security for the obligations to the Trust. The amount of the cash reserve depends on circumstances which are set forth in the Receivables Purchase Agreement. After the occurrence of a termination event, as defined in the Receivables Purchase Agreement, the Trust has discretion to liquidate the receivables under the transaction documents as its primary remedy.  Termination events include, among other things, breaches of representations and warranties; failures to perform covenants and other obligations as seller or servicer; violations of financial covenants related to AFCI, its direct parent Automotive Finance Corporation (“AFC”), or the Company (including, among others, limits on the amount of debt AFCI can incur, minimum levels of tangible net worth of AFCI and AFC, and certain financial covenants contained in the Company’s senior secured credit agreement); defaults in payment of other indebtedness of the Company, AFC or AFCI; violation of certain covenants related to the performance of the receivables portfolio; the occurrence of a material adverse change in the collectibility of the receivables or the business, operations, property or financial condition of AFCI; certain changes in control of AFCI or AFC; and certain bankruptcy events with respect to AFCI.

The following provides a brief description of the amendments effected by the Receivables Purchase Agreement that are material to the Company.  Certain of the provisions described below are subject to an order from the Securities and Exchange Commission granting confidential treatment to certain of the information included in the Receivables Purchase Agreement.

•                  The Termination Date of the Receivables Purchase Agreement was extended from June 30, 2014 to June 30, 2016;

•                  Certain definitions in the Receivables Purchase Agreement related to eligible receivables and advance rates and concentration limitations related to asset classes and obligors were modified to provide more flexibility to AFC Funding and to permit additional receivables to be added to the receivables pool;

•                  Certain of the covenants and termination events in the Receivables Purchase Agreement that are tied to the performance of the finance receivables portfolio were modified;

•                  New collateral types supporting eligible receivables were added to increase the types of receivables that can be included in the receivables pool; and

•                  A provision was added allowing the Trust to defer funding of any requested increase in its investment and undivided co-ownership interest in the receivables pool for up to 35 days from the date of the request.

BMO Nesbitt Burns Inc. or certain of its affiliates (“BMO”):

•                  acts as a purchasing agent for the lender group in the U.S. securitization of Automotive Finance Corporation, a subsidiary of the Company;

•                  was an underwriter in the initial public offering and secondary offerings of the Company’s common stock; and

•                  has, from time to time, performed, and may in the future perform various commercial banking and other services for the Company and its affiliates.

BMO received or will receive customary fees and expenses for its services in the various capacities described above.

The above description of the amendments effected by the Receivables Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the Receivables Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1 of this Current Report on Form 8-K is incorporated by reference in response to this item.

Forward-Looking Statements

Certain statements contained in this Report include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties.  In particular, statements made that are not historical facts may be forward-looking statements.  Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.  Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements.  Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings.  The Company does not undertake any obligation to update any forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2013	KAR Auction Services, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer